UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 21, 2017

CORVEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19291	33-0282651

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California	92614

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(949) 851-1473

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                        ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2017, Richard Schweppe announced his decision to retire as Chief Financial Officer of CorVel Corporation (the “Company”) to be effective on January 1, 2018. Mr. Schweppe will continue providing service as a consultant to the Company for a transition period.

On December 22, 2017, the Company announced the appointment of Ken Cragun as Chief Financial Officer of the Company to be effective on January 1, 2018.

Mr. Cragun, age 57, is a Partner with Hardesty, LLC (“Hardesty”), a national executive services firm. He has been a Partner with Hardesty since 2016. Mr. Cragun intends to remain a Hardesty Partner while he serves as Chief Financial Officer of the Company.

Mr. Cragun’s prior experience includes serving from 2009 to 2017 as Chief Financial Officer of Local Corporation, a technology and advertising company; from 2006 to 2009 as Chief Financial Officer of Modtech Holdings, Inc., a modular building manufacturer; from 2003 to 2006 as Senior Vice President of Finance and Principal Accounting Officer for MIVA, Inc., an online performance marketing network; from 2002 to 2003 as Chief Financial Officer of ImproveNet, Inc., an online contractor matching service company; from 2000 to 2002 as Chief Financial Officer of NetCharge.com Inc., an online invoice and payment service company; and from 1994 to 2000 as Corporate Controller of C-Cube Microsystems Inc., a semiconductor manufacturing company.

Earlier in his career, Mr. Cragun served as Audit Manager at Deloitte. Mr. Cragun earned a Bachelor of Science degree in Accounting from Colorado State University – Pueblo and an Associate of Applied Science degree in Business Management from Brigham Young University – Idaho.

In connection with Mr. Cragun’s appointment as Chief Financial Officer, on January 1, 2018, the Company entered into a Services Agreement with Hardesty (the “Services Agreement”). Pursuant to the Services Agreement, the Company agreed to engage Hardesty to provide a Chief Financial Officer, and Hardesty agreed that Mr. Cragun will serve as the Company’s Chief Financial Officer for an expected minimum term of 90 days. The Services Agreement may be terminated by either party upon 30 days advance written notice. The Company will pay Hardesty for the services provided, at rates of up to $36,500 per month. Mr. Cragun may be paid for normal time off including holidays in accordance with the Company’s policy for executives at such level. The Company will reimburse Mr. Cragun for travel and out-of-pocket expenses incurred in connection with the Services Agreement. If the Company decides to hire Mr. Cragun as an employee at any time during or within 12 months after the term of the Services Agreement, the Company shall pay Hardesty a placement fee equal to 25% of Mr. Cragun’s annual base salary and bonus compensation; provided, however, that if the Company uses Mr. Cragun for more than 3 months, the placement fee will be discounted to 22.5% and if more than 6 months, the placement fee will be discounted to 20%.

There are no other arrangements or understandings between Mr. Cragun and any other persons pursuant to which he was selected as an officer. In addition, there are no family relationships between Mr. Cragun and any other director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION
(Registrant)

Dated: December 22, 2017	/s/ MICHAEL COMBS
Michael Combs, President